Exhibit 4.7

AMENDED AND RESTATED PRIORITY LIEN INTERCREDITOR AGREEMENT

THIS AMENDED AND RESTATED PRIORITY LIEN INTERCREDITOR AGREEMENT is dated as of September 6, 2016 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, this “Agreement”), by and among: (i) BANK OF MONTREAL, as Pari Passu Collateral Agent (as defined below) for the Pari Passu Secured Parties referred to below; (ii) BANK OF MONTREAL, as administrative agent for the Revolving Credit Agreement Secured Parties referred to below (together with its successors and permitted assigns, in such capacity, the “Revolving Credit Agreement Agent”); (iii) AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as trustee under the Indenture (as defined below) (together with its successors and permitted assigns, in such capacity, the “Trustee”); (iv) COMSTOCK RESOURCES, INC., a Nevada corporation (together with its successors and permitted assigns, the “Company”); (v) each other Grantor (as defined below) and other party signatory hereto or that has executed a Joinder Consent Agreement (as defined below) with the written consent of the Company; and (vi) solely for purposes of Section 4.24 of this Agreement, AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as trustee under the Existing Indenture (as defined below) (together with its successors and permitted assigns, in such capacity, the “Existing Trustee”).

PRELIMINARY STATEMENTS

1. Capitalized terms used herein and not defined herein have the respective meanings given to them in the Revolving Credit Agreement or, if not defined therein, the Indenture, in each case referred to below.

2. The Company is party to a Credit Agreement, dated as of March 4, 2015 (as amended by that certain Amendment and Waiver to Credit Agreement dated as of June 19, 2015, and that certain Second Amendment to Credit Agreement dated as of September 6, 2016 and as the same may be further amended, restated, modified, renewed, refunded, replaced or Refinanced, the “Revolving Credit Agreement”), with the lenders from time to time party thereto (collectively, the “Revolving Credit Agreement Lenders”), the Issuing Bank (as defined therein) and the Revolving Credit Agreement Agent.

3. The Company is party to an Indenture, dated as of March 13, 2015 (as the same may be amended, restated, modified, renewed, refunded, replaced or Refinanced, the “Existing Indenture”), with the Guarantors (as defined below) party thereto and the Existing Trustee.

4. The Revolving Credit Agreement Agent, the Existing Trustee the Company and the other Grantors are parties to an Intercreditor Agreement dated as of March 13, 2015 (the “Existing Intercreditor Agreement”).

5. Simultaneously herewith, (i) the Company intends to enter into an Indenture, dated as of the date hereof (as the same may be amended, restated, modified, renewed, refunded, replaced or Refinanced, the “Indenture”), with the Guarantors (as defined below) party thereto and the Trustee, (ii) the Company intends to enter into a Supplemental Indenture with the consent of the requisite holders of the Senior Secured Notes issued under the Existing Indenture which will amend the Existing Indenture to, among other things, eliminate the collateral requirements thereunder and authorize the Existing Trustee to enter into this Agreement solely for purposes of Section 4.24 of this Agreement.

6. Certain of the Grantors have granted or intend to grant to the Pari Passu Collateral Agent, for the benefit of the Pari Passu Secured Parties, a pari passu first-priority security interest in and lien upon certain of their assets pursuant to the terms of the Collateral Agreements (as defined below) in order to secure (i) in the case of the Pari Passu Excluded Collateral, the payment in full of the Revolving Credit Agreement Obligations, and (ii) in all other cases, the payment in full of the Pari Passu Obligations (as defined below).

7. In connection with the execution and delivery of the Indenture and the Collateral Agreements, the parties hereto desire to enter into this Agreement and amend and restate the Existing Intercreditor Agreement to read in its entirety as follows.

ARTICLE I

INTERPRETATION OF THIS AGREEMENT

Section 1.1 Defined Terms. As used in this Agreement, capitalized terms have the respective meanings specified below or set forth in the Section of this Agreement referred to immediately following such term:

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the shares of securities having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting shares of securities, by contract or otherwise.

“Agents” means, collectively, the Pari Passu Collateral Agent, the Revolving Credit Agreement Agent, and the Trustee, and “Agent” means any one of them.

“Agreement” has the meaning set forth in the first paragraph of this Agreement.

“Alternate Controlling Party” means the Trustee.

“Authorized Representative” means (a) in the case of the Revolving Credit Agreement Obligations or the Revolving Credit Agreement Secured Parties, the Revolving Credit Agreement Agent, and (b) in the case of the Notes Obligations or the Notes Secured Parties, the Trustee.

“Bankruptcy Case” has the meaning assigned to such term in Section 4.11.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign bankruptcy, insolvency, receivership or similar law, including laws for the relief of debtors.

“Business Day” means any day except Saturday, Sunday and any day which shall be in New York, New York or Houston, Texas a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

“Collateral Agreements” means, collectively, each Mortgage, Pledge Agreement, Security Agreement, this Agreement and each other instrument, including any assignment, security agreement, mortgage, deed of trust, pledge agreement or other security instrument, creating Liens in favor of the Pari Passu Collateral Agent as required by the Pari Passu Documents or this Agreement, in each case, as the same may be in effect from time to time.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Common Collateral” means, at any time, Pari Passu Collateral in which the Pari Passu Collateral Agent and/or holders of one or more Series of Pari Passu Obligations (or their respective Authorized Representatives) have been granted (or purported to be granted) Liens, whether or not any such Liens are voided, avoided, invalidated, lapsed or unperfected. Notwithstanding the foregoing, Pari Passu Excluded Collateral shall not constitute Common Collateral.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“Controlling Party” means:

(a) the Revolving Credit Agreement Agent until the earlier of (i) the Discharge of Revolving Credit Agreement Obligations and (ii) the Non-Controlling Parties Enforcement Date;

(b) thereafter, the Trustee.

“Controlling Secured Parties” means, at any time with respect to any Common Collateral, the Series of Pari Passu Secured Parties whose Authorized Representative is the Controlling Party for such Common Collateral at such time.

“DIP Financing” has the meaning set forth in Section 4.11.

“DIP Financing Liens” has the meaning set forth in Section 4.11.

“DIP Lenders” has the meaning set forth in Section 4.11.

“Discharge” means, except to the extent otherwise provided in Section 2.14, with respect to any Common Collateral and any Series of Pari Passu Obligations other than the Revolving Credit Agreement Obligations, the date on which such Series of Pari Passu Obligations (according to the provisions thereof) is no longer required to be secured by such Common Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Revolving Credit Agreement Obligations” shall mean, except to the extent otherwise provided in Section 2.14, payment in full, in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of all Revolving Credit Agreement Obligations and, with respect to letters of credit outstanding under the Revolving Credit Agreement Obligations, delivery of cash collateral or backstop letters of credit in respect thereof in a manner consistent with the Revolving Credit Agreement and otherwise reasonably satisfactory to the Revolving Credit Agreement Agent, and termination of and payment in full in cash of, all Secured Swap Obligations, in each case after or concurrently with the termination of all commitments to extend credit thereunder and the termination of all commitments of the Revolving Credit Agreement Secured Parties under the Revolving Credit Agreement Documents; provided that the Discharge of Revolving Credit Agreement Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other Revolving Credit Agreement Obligations that constitute an exchange or replacement for or a Refinancing of such Revolving Credit Agreement Obligations.

“Dollars” and the sign “$” shall each mean lawful money of the United States of America.

“Event of Default” means, as the context requires, any “Event of Default,” as defined in any Pari Passu Document.

“Existing Indenture” has the meaning set forth in the Preliminary Statements of this Agreement.

“Existing Intercreditor Agreement” has the meaning set forth in the Preliminary Statements of this Agreement.

“Existing Trustee” has the meaning set forth in the first paragraph of this Agreement.

“Grantor” means the Company and each Guarantor.

“Guarantor” means any Person defined as a “Guarantor” or a “Subsidiary Guarantor” in any applicable Pari Passu Document.

“Hedging Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing and any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Holders” means the Holders, as defined in the Indenture.

“Indenture” has the meaning set forth in the Preliminary Statements of this Agreement.

“Indenture Documents” means the Indenture, the Collateral Agreements and any agreement, instrument or other document evidencing or governing any Notes Obligations.

“Insolvency or Liquidation Proceeding” means: (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (other than any liquidation, dissolution, reorganization or winding up of any Subsidiary of the Company permitted by the Pari Passu Documents), (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor or (e) any other proceeding of any type or nature in which substantially all claims of creditors of any Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Joinder Agreement” means each document, substantially in the form of Exhibit A hereto, executed and delivered as permitted under this Agreement in order to effect a Refinancing of any existing Series of Pari Passu Obligations to the extent constituting a new Series of Pari Passu Obligations.

“Joinder Consent Agreement” means a joinder and consent agreement in substantially the form attached hereto as Schedule I.

“Lender Provided Hedging Agreement” means any Hedging Agreement between the Company or any Guarantor and a Secured Swap Counterparty.

“Mortgage” means each mortgage, deed of trust, deed to secure debt and any other document or instrument under which any Lien on property owned or leased by any Grantor is granted to secure Pari Passu Obligations under any Pari Passu Document or under which rights or remedies with respect to any such Liens are governed, as the same may be amended, supplemented or modified from time to time.

“Non-Conforming Plan of Reorganization” means any Plan of Reorganization that does not provide for payments in respect of the Revolving Credit Agreement Obligations to be made with the priority specified in Section 2.5 and that has not been approved by the Majority Lenders (as defined in the Revolving Credit Agreement).

“Non-Controlling Authorized Representative” means, at any time, with respect to any Common Collateral, an Authorized Representative that is not the Controlling Party with respect to such Common Collateral at such time.

“Non-Controlling Parties Enforcement Date” means that date that is 180 days after the occurrence of both (a) an Event of Default, as defined in the applicable governing instrument for the Series of Pari Passu Obligations for which the Alternate Controlling Party is the Authorized Representative, as applicable, and (b) the Pari Passu Collateral Agent’s and each other Authorized Representative’s receipt of written notice from the Alternate Controlling Party certifying that (i) such Authorized Representative is the Alternate Controlling Party and that an Event of Default, as defined in such applicable governing instrument for that Series of Pari Passu Obligations, has occurred and is continuing and (ii) the Pari Passu Obligations of that Series are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with such applicable governing instrument for that Series of Pari Passu Obligations; provided that the Non-Controlling Parties Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Common Collateral (1) at any time that (A) the then current Controlling Party has commenced (or caused the Pari Passu Collateral Agent to commence) and is diligently pursuing any enforcement action with respect to all or a material portion of such Common Collateral and (B) each other Authorized Representative has received written notice from the Controlling Party or the Pari Passu Collateral Agent thereof or (2) at any time a Grantor that has granted a security interest in such Common Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, at any time, with respect to any Common Collateral, the Pari Passu Secured Parties that are not Controlling Secured Parties with respect to such Common Collateral at such time.

“Notes” means, collectively, (a) the Company’s senior secured toggle notes due 2020, issued on the date hereof, in an aggregate principal amount not to exceed $700,000,000, and (b) the Company’s additional senior secured toggle notes due 2020 issued in lieu of cash interest on the Company’s senior secured toggle notes due 2020, in an aggregate principal amount not to exceed $75,000,000.

“Notes Obligations” means the Senior Secured Note Obligations (as defined in the Indenture) of the Grantors under the Indenture, the Notes, the Collateral Agreements and any other related document or instrument executed and delivered pursuant to the Indenture.

“Notes Secured Parties” means, collectively, the Holders and the Trustee.

“Notice of Default” means a written notification given by or on behalf of the Pari Passu Collateral Agent stating that an Event of Default has occurred and is continuing.

“Notice of Shared Payment” means a written notification given by or on behalf of any Pari Passu Secured Party stating that such Pari Passu Secured Party has received a Shared Payment.

“Pari Passu Collateral” means, collectively, all assets and properties subject to Liens created (or purported to be created) pursuant to any Collateral Agreement to secure one or more Series of Pari Passu Obligations.

“Pari Passu Collateral Agent” means Bank of Montreal, and its replacements, successors and assigns, in its capacity as the collateral agent for all holders of Pari Passu Obligations.

“Pari Passu Documents” means, collectively, the Revolving Credit Agreement Documents and the Indenture Documents.

“Pari Passu Excluded Collateral” means any cash, certificate of deposit, deposit account, money market account or other such liquid assets to the extent that such cash, certificate of deposit, deposit account, money market account or other such liquid assets are on deposit or maintained with the Revolving Credit Agreement Agent or any other Revolving Credit Agreement Secured Party (other than the Pari Passu Collateral Agent, in its capacity as such) to cash collateralize letters of credit constituting Revolving Credit Agreement Obligations or Secured Swap Obligations constituting Revolving Credit Agreement Obligations.

“Pari Passu Lien” means any Lien on the Common Collateral.

“Pari Passu Obligations” means (a) the Revolving Credit Agreement Obligations, (b) the Notes Obligations, and (c) all other obligations of the Grantors in respect of, or arising under, the Pari Passu Documents, plus interest and all fees, costs, charges and expenses, including legal fees and expenses to the extent authorized under the Pari Passu Documents, in each case whether accrued or incurred before or after the commencement of an Insolvency or Liquidation Proceeding, and whether or not allowed or allowable in an Insolvency or Liquidation Proceeding.

“Pari Passu Secured Party” means (a) the Pari Passu Collateral Agent, (b) the Revolving Credit Agreement Secured Parties, and (c) the Notes Secured Parties.

“Permitted Business” means a business in which the Company and the Restricted Subsidiaries were engaged on the date hereof, as described in the Prospectus, and any business reasonably related or complimentary thereto.

“Permitted Liens” means Liens permitted to exist on any Pari Passu Collateral pursuant to any applicable Pari Passu Document.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Plan of Reorganization” shall mean any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Pledge Agreement” means, collectively, each Pledge Agreement or other similar agreement executed by a Grantor in favor of the Pari Passu Collateral Agent, as amended, amended and restated, or supplemented from time to time in accordance with its terms.

“Possessory Collateral” means any Common Collateral in the possession or control of the Pari Passu Collateral Agent (or its agents or bailees) or any Authorized Representative, to the extent that possession or control thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction, the equivalent legislation of any other jurisdiction or otherwise. Possessory Collateral includes any Certificated Securities, Promissory Notes, Instruments and Chattel Paper (each as defined in the Uniform Commercial Code).

“Prospectus” means the Prospectus dated September 6, 2016 of the Company relating to, among other things, the Notes issued on the date hereof.

“Receiving Party” has the meaning set forth in Section 2.3(a).

“Refinance” means, in respect of any indebtedness, to amend, restate, supplement, waive, replace, restructure, repay, refund, refinance or otherwise modify from time to time all or any part of such indebtedness.

“Refinanced” and “Refinancing” have correlative meanings.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary (however defined) under all Pari Passu Documents.

“Revolving Credit Agreement” has the meaning set forth in the Preliminary Statements of this Agreement.

“Revolving Credit Agreement Agent” has the meaning set forth in the first paragraph of this Agreement.

“Revolving Credit Agreement Documents” means the Revolving Credit Agreement, the Collateral Agreements and any other Loan Documents (as defined in the Revolving Credit Agreement).

“Revolving Credit Agreement Lenders” has the meaning set forth in the Preliminary Statements of this Agreement.

“Revolving Credit Agreement Obligations” means, collectively, (a) the Obligations (as defined in the Revolving Credit Agreement) of the Company and the Guarantors under the Revolving Credit Agreement Documents, in an aggregate principal amount for all such Obligations not to exceed $50,000,000, plus interest and all fees, costs, charges, penalties and expenses, including legal fees and expenses to the extent authorized under the Revolving Credit Agreement Documents, in each case whether accrued or incurred before or after the commencement of an Insolvency or Liquidation Proceeding, and whether or not allowed or allowable in an Insolvency or Liquidation Proceeding, and (b) the Secured Swap Obligations.

“Revolving Credit Agreement Secured Parties” means, collectively, the Revolving Credit Agreement Lenders, the Secured Swap Counterparties and the Revolving Credit Agreement Agent; provided that the Secured Swap Counterparties, in their capacities as such, shall not constitute Pari Passu Secured Parties or be considered holders of Pari Passu Obligations for purposes of the proviso in Section 4.5(b).

“Secured Swap Counterparty” means, with respect to a Lender Provided Hedging Agreement, a counterparty that at the time such Hedging Agreement is entered into is a Lender (as defined in the Revolving Credit Agreement) or an Affiliate of a Lender (including a Hedging Agreement in existence prior to the date hereof or prior to such Person or its Affiliate becoming a Lender); provided that, for the avoidance of doubt, the term “Lender Provided Hedging Agreement” shall not include any Hedging Agreement or transactions under any Hedging Agreement entered into after the time that such counterparty ceases to be a Lender or an Affiliate of a Lender.

“Secured Swap Obligations” means all obligations of the Company or any Guarantor under any Lender Provided Hedging Agreement.

“Security Agreement” means, collectively, each Security Agreement or other similar agreement executed by a Grantor in favor of the Pari Passu Collateral Agent, as amended, amended and restated, or supplemented from time to time in accordance with its terms.

“Series” means (a) with respect to the Pari Passu Secured Parties, each of (i) the Revolving Credit Agreement Secured Parties (in their capacities as such), and (ii) the Notes Secured Parties (in their capacities as such), and (b) with respect to any Pari Passu Obligations, each of (i) the Revolving Credit Agreement Obligations, and (ii) the Notes Obligations.

“Shared Payment” has the meaning set forth in Section 2.3(a).

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Transferee” has the meaning set forth in Section 4.7(b).

“Triggering Event” has the meaning set forth in Section 2.12.

“Trustee” has the meaning set forth in the first paragraph of this Agreement.

“Uniform Commercial Code” or “UCC” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.

Section 1.2 Certain Other Terms. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless the context otherwise requires, (i) the term “or” is not exclusive, (ii) words in the singular include the plural, and in the plural include the singular, (iii) “will” shall be interpreted to express a command, (iv) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with the Pari Passu Documents and this Agreement, (v) any reference herein to (A) any Person shall be construed to include such Person’s successors and permitted assigns and (B) to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for such Grantor (as the case may be) in any Insolvency or Liquidation Proceeding, (vi) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (vii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (viii) all references herein to Articles and Sections shall be construed to refer to Articles and Sections of this Agreement unless otherwise stated and (ix) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and all proceeds thereof.

ARTICLE II

PAYMENTS, ETC.

Section 2.1 Event of Default; Receipt of Sharing Payment. The Pari Passu Collateral Agent shall give a Notice of Default to each Authorized Representative promptly after having actual knowledge of the occurrence of an Event of Default with respect to any of the Pari Passu Obligations. In addition, the Pari Passu Collateral Agent shall give a Notice of Shared Payment to each Authorized Representative immediately upon having actual knowledge of the receipt of a Shared Payment by it or any Pari Passu Secured Party.

Section 2.2 Liens to Rank Equally; Single Set of Security Documents.

(a) Notwithstanding the date, time, method, manner or order of grant, attachment, recording or perfection of any Pari Passu Lien, and notwithstanding any provision of the Uniform Commercial Code, or any applicable real estate laws or other applicable law or the provisions of any other Pari Passu Documents, or any other circumstance whatsoever, the Pari Passu Collateral Agent and the Pari Passu Secured Parties agree that any Liens held by any Pari Passu Secured Party on the Common Collateral will be equal in all respects with any and all Pari Passu Liens then or thereafter held by or for the benefit of any Pari Passu Secured Party on the Common Collateral and such Liens on the Common Collateral will be and remain equal in all respects for all purposes, including without limitation, with respect to the priority thereof, whether or not any such Liens are subordinated in any respect to any other Liens securing any other obligation or any other Person and whether or not any such Liens are voided, avoided, invalidated, lapsed or unperfected, subject to the provisions of this Section.

(b) Neither the Pari Passu Collateral Agent nor any Pari Passu Secured Party (other than the Revolving Credit Agreement Agent and the Revolving Credit Agreement Secured Parties) shall have a Lien on any Pari Passu Excluded Collateral.

(c) None of the Pari Passu Secured Parties shall cause or permit to exist any Liens on Common Collateral securing any Pari Passu Obligations other than Liens in favor of the Pari Passu Collateral Agent securing the Pari Passu Obligations (or any of them as required by applicable law). If at any time any Lien on the Common Collateral shall exist in favor of any Pari Passu Secured Party other than the Pari Passu Collateral Agent, such Pari Passu Secured Party shall ensure that such Lien is either terminated or promptly transferred in favor of the Pari Passu Collateral Agent, and that any Common Collateral constituting Possessory Collateral, from time to time in its possession or control, shall be promptly transferred to the Pari Passu Collateral Agent.

Section 2.3 Sharing of Payments.

(a) Each Pari Passu Secured Party (a “Receiving Party”) agrees that, so long as the Discharge of Revolving Credit Agreement Obligations and the Discharge of all Pari Passu Obligations have not occurred, any and all Common Collateral (or assets and property purported to be Common Collateral) or proceeds thereof received by any Pari Passu Secured Party (in the form of cash or otherwise) pursuant to any Collateral Agreement or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or in connection with any disposition of, collection on, or in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation) with respect to, such Common Collateral (each a “Shared Payment”), is to be paid to the Pari Passu Collateral Agent, which shall distribute such proceeds among the Pari Passu Secured Parties in accordance with Section 2.5 below. Without limiting the foregoing and for the avoidance of doubt, a Shared Payment includes any payment or distribution of any kind or character, whether in cash, property, stock or obligations (and the proceeds thereof), which may be payable or deliverable on account of or otherwise by virtue of either the Common Collateral or Liens in favor of a Pari Passu Secured Party on the Common Collateral, including distributions in an Insolvency or Liquidation Proceeding (under a Plan of Reorganization or otherwise) in respect of such Liens or the Common Collateral. If a Shared Payment is in a form other than cash, then such non-cash proceeds shall be held by the Pari Passu Collateral Agent as additional collateral and, at such time as such non-cash proceeds are monetized or produce cash proceeds, shall be applied in the order of application set forth in Section 2.5. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a confirmed Plan of Reorganization or similar dispositive restructuring plan, on account of the Pari Passu Obligations, then, to the extent the debt obligations distributed are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations and the proceeds thereof.

(b) Each Receiving Party shall segregate and hold all Shared Payments received by it in trust for the benefit of, and forthwith shall transfer and pay over to, the Pari Passu Collateral Agent for the benefit of the Pari Passu Secured Parties in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

(c) Notwithstanding anything in this Section 2.3 to the contrary but subject to Sections 2.10 and 2.11, the Pari Passu Secured Parties shall have the rights and remedies available to them under the applicable Pari Passu Documents upon the occurrence of an applicable Event of Default or otherwise, including, without limitation, the right to (i) accelerate any of the Pari Passu Obligations owing to such Pari Passu Secured Party, (ii) institute suit against any Grantor, and (iii) take any other enforcement action with respect to any applicable Event of Default.

(d) Whenever any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Pari Passu Obligations of any Series, or the Common Collateral subject to any Lien securing the Pari Passu Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative, as applicable, and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Authorized Representative shall be entitled to make any such determination or not make any determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. Each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Pari Passu Secured Party or any other person as a result of such determination.

Section 2.4 Pari Passu Collateral Agent and Shared Payments. Each Pari Passu Secured Party agrees that the Pari Passu Collateral Agent shall distribute Shared Payments to the respective Agents for the Pari Passu Secured Parties in accordance with the terms of this Agreement, which Shared Payments received by any Agent shall be applied by such Agent in accordance with the terms and provisions of the applicable Pari Passu Documents for which such Agent acts as agent. Each Receiving Party shall remit any Shared Payment received by it to the Pari Passu Collateral Agent for distribution in accordance with Section 2.5.

Section 2.5 Distribution of Shared Payments.

(a) Each Pari Passu Secured Party agrees that all Shared Payments shall be distributed by the Pari Passu Collateral Agent as follows:

(i) first, to the payment in full in cash of all unpaid fees, expenses, reimbursements and indemnification amounts incurred by the Pari Passu Collateral Agent and all fees owed to it in connection with such collection or sale or otherwise in connection with this Agreement or any other Pari Passu Document (regardless of whether allowed or allowable in an Insolvency or Liquidation Proceeding), pro rata in accordance with the relative amounts thereof on the date of any payment or distribution;

(ii) second, (A) to the payment in full in cash of the Revolving Credit Agreement Obligations, including any interest, fees, costs, expenses, charges or other amounts, in each case whether accrued or incurred before or after the commencement of an Insolvency or Liquidation Proceeding (regardless of whether allowed or allowable in any such Insolvency or Liquidation Proceeding), it being understood that obligations in respect of Lender Provided Hedging Agreements that have been terminated are outstanding and non-contingent for purposes of this Section 2.5(a)(ii), and (B) the deposit of cash collateral under the sole dominion and control of the Revolving Credit Agreement Agent or its designee to collateralize then outstanding Letters of Credit (as defined in the Revolving Credit Agreement) pursuant to the Revolving Credit Agreement and the aggregate facing and similar fees which will accrue thereon through the stated maturity of the Letters of Credit (assuming no drawings thereon before stated maturity);

(iii) third, after the Discharge of Revolving Credit Agreement Obligations has occurred, to the payment in full in cash of the other Pari Passu Obligations, including any interest, fees, costs, expenses, charges or other amounts, in each case whether accrued or incurred before or after the commencement of an Insolvency or Liquidation Proceeding (regardless of whether allowed or allowable in any such Insolvency or Liquidation Proceeding), pro rata in accordance with the relative amounts thereof on the date of any payment or distribution; and

(iv) fourth, any surplus proceeds then remaining after the Discharge of all Pari Passu Obligations will be returned to the applicable Grantor or to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct;

provided, in any event, if the Pari Passu Obligations include Swap Obligations, no Shared Payments shall be allocated to any holder of such Swap Obligations (in its capacity as such) on account of such Swap Obligations to the extent a guaranty of such Swap Obligations is made by, or such Common Collateral is owned by, a Guarantor that is not an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation.

(b) For the avoidance of doubt, until the Discharge of Revolving Credit Agreement Obligations has occurred, no payments or distributions of any kind pursuant to Section 2.5(a) shall be made on account of the Pari Passu Obligations other than the Revolving Credit Agreement Obligations (except for payments to the Pari Passu Collateral Agent in accordance with Section 2.5(a)(i)).

Section 2.6 Effectiveness in Insolvency or Liquidation Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding notwithstanding Section 1129(b)(1) of the Bankruptcy Code, and is intended to be and shall be interpreted to be enforceable against the parties hereto including each Grantor to the maximum extent permitted pursuant to applicable law. All references in this Agreement to any Grantor shall include such Person as a debtor-in-possession and any receiver or trustee for such Person in any Insolvency or Liquidation Proceeding.

Section 2.7 Invalidated Payments. If any amount paid by any Pari Passu Secured Party to the Pari Passu Collateral Agent for distribution in accordance with the provisions of this Agreement is subsequently required to be returned or repaid in whole or in part, whether by court order, settlement or otherwise, such Pari Passu Secured Party shall promptly notify the Pari Passu Collateral Agent in writing of such requirement, the Pari Passu Collateral Agent shall notify each Authorized Representative thereof in writing, and such Pari Passu Secured Party shall pay to the Pari Passu Collateral Agent the pro rata portion received by it of such amount, without any interest thereon, for payment to the appropriate party in interest; provided, however, with respect to the Trustee, such amount shall only be paid to the Pari Passu Collateral Agent to the extent that (a) the Trustee has not previously distributed the amount required to be repaid to the Holders, unless the Trustee has been found by a court of competent jurisdiction to have been grossly negligent or to have engaged in willful misconduct in making any such distribution, or (b) such amount has been returned by the Holders to the Trustee, whether as a result of an injunctive order or otherwise. If any such amounts are subsequently recovered by any Pari Passu Secured Party, such Pari Passu Secured Party shall promptly remit such amounts upon receipt to the Pari Passu Collateral Agent, and the Pari Passu Collateral Agent shall redistribute such amounts to the Pari Passu Secured Parties, without any interest thereon, on the same basis as such amounts were originally distributed. The obligations of the Pari Passu Secured Parties and the Pari Passu Collateral Agent under this Section 2.7 shall survive the repayment of the Pari Passu Obligations and termination of all of the Pari Passu Documents.

Section 2.8 Validity of Liens; Gratuitous Bailee for Perfection.

(a) The Pari Passu Collateral Agent, each Authorized Representative and each other Pari Passu Secured Party agrees that (i) it shall not (and hereby waives any right to) challenge, question, contest or support any other Person in challenging, questioning, or contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity or enforceability of any Pari Passu Obligations of any Series or any Collateral Agreement or the perfection, priority, validity or enforceability of any lien or security interest granted to the Pari Passu Collateral Agent or any other Pari Passu Secured Party under any Pari Passu Document constituting a Collateral Agreement, or the validity or enforceability of its priorities, rights or duties established by, or other provisions of, this Agreement, provided that nothing in this Agreement will be construed to prevent or impair the rights of any Agent or any other Pari Passu Secured Party to enforce this Agreement to the extent provided hereby, (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Common Collateral by the Pari Passu Collateral Agent, (iii) except as provided in Section 2.11, it shall have no right to (A) direct the Pari Passu Collateral Agent or any other Pari Passu Secured Party to exercise any right, remedy or power with respect to any Common Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Pari Passu Collateral Agent or any other Pari Passu Secured Party of any right, remedy or power with respect to any Common Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Pari Passu Collateral Agent or any other Pari Passu Secured Party seeking damages for any action taken or omitted to be taken by the Pari Passu Collateral Agent or such other Pari Passu Secured Party with respect to any Common Collateral in accordance with the provisions of this Agreement, and neither the Pari Passu Collateral Agent nor any other Pari Passu Secured Party shall be liable for any action taken or omitted to be taken by the Pari Passu Collateral Agent or such other Pari Passu Secured Party with respect to any Common Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Pari Passu Secured Party to enforce this Agreement.

(b) The Pari Passu Collateral Agent agrees to hold any Common Collateral constituting Possessory Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Pari Passu Secured Party solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Collateral Agreements, in each case, subject to the terms and conditions of this Section 2.8. Pending delivery to the Pari Passu Collateral Agent, each other

Authorized Representative agrees to hold any Common Collateral constituting Possessory Collateral, from time to time in its possession or control, as gratuitous bailee for the benefit of each other Pari Passu Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Collateral Agreements, in each case, subject to the terms and conditions of this Section 2.8. The duties or responsibilities of the Pari Passu Collateral Agent and each other Authorized Representative under this Section 2.8 shall be limited solely to holding any Common Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Pari Passu Secured Party for purposes of perfecting the Lien held by such Pari Passu Secured Parties therein.

Section 2.9 Additional Collateral. If, on or after the date hereof, any Grantor grants any additional Liens upon any assets other than Pari Passu Excluded Collateral to secure any Pari Passu Obligations, it must substantially concurrently grant a Lien upon such assets to the Pari Passu Collateral Agent as security for all other Pari Passu Obligations.

Section 2.10 Exercise of Rights and Remedies. The Pari Passu Collateral Agent will, at all times prior to the Discharge of Revolving Credit Agreement Obligations and the Discharge of all Pari Passu Obligations, have the exclusive right to enforce rights and exercise remedies with respect to the Common Collateral, or to commence or seek to commence any action or proceeding with respect to such rights or remedies; provided, however, that (a) the Pari Passu Collateral Agent will only take any actions with respect to the Common Collateral at the written direction of the Controlling Party and (b) the Pari Passu Collateral Agent will only take instructions with respect to the Pari Passu Excluded Collateral at the written direction of the Revolving Credit Agreement Agent.

Section 2.11 Exercise of Rights and Remedies with Respect to Pari Passu Collateral.

(a) Actions with Respect to Common Collateral. With respect to any Common Collateral, (i) only the Pari Passu Collateral Agent shall act or refrain from acting with respect to the Common Collateral, and then only on the written instructions of the Controlling Party, (ii) the Pari Passu Collateral Agent shall not follow any instructions with respect to such Common Collateral from any Non-Controlling Authorized Representative (or any other Pari Passu Secured Party other than the Controlling Party) and (iii) no Non-Controlling Authorized Representative or other Pari Passu Secured Party (other than the Controlling Party) shall (and shall be deemed to have waived any right to), or shall instruct the Pari Passu Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Common Collateral, whether under any Collateral Agreement, applicable law or otherwise it being agreed that only the Pari Passu Collateral Agent, acting on the instructions of the applicable Authorized Representative and in accordance with the applicable Pari Passu Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Common Collateral (and each Non-Controlling Authorized Representative and Non-Controlling Secured Parties shall be deemed to have waived any right, power, or remedy, whether under any agreement or any applicable law (including in equity) to the contrary);

provided, however, without limiting the other provisions of this Agreement, to the extent that the Pari Passu Collateral Agent, in its sole and absolute discretion, determines that action by any other Agent (such as joining in the judicial foreclosure of any deed of trust or mortgage on the Common Collateral) is necessary or otherwise advisable in order to facilitate or accomplish the desired enforcement result undertaken by the Pari Passu Collateral Agent, upon written request of the Pari Passu Collateral Agent, the applicable Non-Controlling Authorized Representative shall advise such other Agent to take such action and otherwise reasonably cooperate with the Pari Passu Collateral Agent and, if for whatever reason such Non-Controlling Authorized Representative shall fail to so advise the other Agent or the other Agent fails to so act and otherwise reasonably cooperate with the Pari Passu Collateral Agent, the Pari Passu Collateral Agent shall be deemed to have been granted an irrevocable power of attorney by such other Agent empowering the Pari Passu Collateral Agent to take such actions on behalf of such other Agent; provided that the proceeds of any such enforcement and other amount received in connection therewith shall be applied pursuant to Section 2.3. Notwithstanding the foregoing, the Pari Passu Secured Parties (A) will be entitled to take actions to preserve and protect their claims and interests with respect to the Pari Passu Obligations, to create, prove, preserve and protect the validity, enforceability, perfection and priority of the Pari Passu Collateral and actions that unsecured creditors are entitled to take, and (B) shall take all practical actions in order to preserve and protect their secured claims if the failure to take any such actions could result in a loss of all or any material part of such secured claims, in each case of clauses (A) and (B), to the extent not prohibited herein.

(b) Prohibition on Contesting Liens. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will (and shall be deemed to have waived any right to), or request or attempt to cause the Pari Passu Collateral Agent to, contest, protest or object to any foreclosure proceeding or action brought by the Pari Passu Collateral Agent, the Controlling Party or the Controlling Secured Parties or any other exercise by the Pari Passu Collateral Agent, the Controlling Party or the Controlling Secured Parties of any rights and remedies relating to the Common Collateral, or to cause the Pari Passu Collateral Agent to do so on any ground, including, in the case of non-judicial foreclosure of any personal property collateral, that such foreclosure will not result in a commercially reasonable disposition of the Collateral; provided, however, that nothing herein shall prevent any Non-Controlling Secured Party from making a cash bid or credit bid for any Common Collateral at any foreclosure sale (provided that any such credit bid may only be made if the Discharge of Revolving Credit Agreement Obligations has occurred or will occur concurrently as a result of a cash bid for such Common Collateral in addition to such credit bid). The foregoing shall not be construed to limit the rights and priorities of any Pari Passu Secured Party, Agent or Authorized Representative with respect to any property not constituting Common Collateral.

Section 2.12 Release of Pari Passu Liens. In connection with (a) any disposition of any Pari Passu Collateral permitted under the terms of all of the Pari Passu Documents or (b) the enforcement or exercise of any rights or remedies with respect to the Pari Passu Collateral, including any disposition of Pari Passu Collateral (including in connection with any sale pursuant to Section 363 of the Bankruptcy Code), the Liens in favor of the Pari Passu Collateral Agent will automatically be released and discharged upon final conclusion of such disposition or enforcement action, provided that (i) any proceeds from such disposition described in clause (a) above occurring prior to the occurrence of a Triggering Event are applied in accordance with the

Pari Passu Documents and (ii) any proceeds from such disposition described in clause (a) above occurring after the occurrence of a Triggering Event and any proceeds from any enforcement action described in clause (b) above are applied in accordance with Section 2.5. Upon the delivery by the Pari Passu Collateral Agent, at the direction of the Controlling Party, of a Notice of Default to each Authorized Representative in accordance with Section 2.1 (a “Triggering Event”), the Pari Passu Collateral Agent will be entitled to exercise remedies with respect to the Common Collateral at the written direction of the Controlling Party and will not be permitted to release Liens on any Common Collateral sold or disposed of by any Grantor (other than as expressly permitted by the Pari Passu Documents) without the consent of the Controlling Party. Notwithstanding the foregoing, except in connection with the exercise of remedies against the Common Collateral or a release granted following the Discharge of Revolving Credit Agreement Obligations and the Discharge of all of the Pari Passu Obligations and termination of commitments under the Pari Passu Documents, the Pari Passu Collateral Agent shall not release the Liens under the Pari Passu Documents on all or substantially all of the Common Collateral without the individual consent of the Company and each Authorized Representative representing holders of Pari Passu Obligations for whom such collateral constitutes Common Collateral. Prior to taking any action related to the disposition of Common Collateral, the Pari Passu Collateral Agent must be provided with indemnification to its satisfaction. Notwithstanding anything to the contrary contained in this Agreement, neither the Pari Passu Collateral Agent nor any Authorized Representative shall release or discharge any Lien on the Common Collateral, except for a release or discharge by the Pari Passu Collateral Agent where the Pari Passu Collateral Agent has a good faith belief that the terms set forth in clause (a) or clause (b) of this Section 2.12 have been satisfied.

Section 2.13 Post-petition Interest. No Pari Passu Secured Party shall oppose or seek to challenge or support any Person challenging any claim by the Pari Passu Collateral Agent or any other Pari Passu Secured Party for allowance in any Insolvency or Liquidation Proceeding of Pari Passu Obligations consisting of post-petition interest (at the rate provided for in the documentation with respect thereto), fees or expenses.

Section 2.14 Reinstatement. If, in any Insolvency or Liquidation Proceeding or otherwise, all or part of any payment with respect to any Pari Passu Obligations previously made shall be rescinded for any reason whatsoever, then such Pari Passu Obligations shall be reinstated to the extent of the amount so rescinded and, if theretofore terminated, this Agreement shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the Pari Passu Secured Parties provided for herein.

ARTICLE III

PARI PASSU COLLATERAL AGENT

Section 3.1 Appointment and Authority.

(a) Each of the Pari Passu Secured Parties, by its acceptance hereof, hereby irrevocably designates and appoints the Pari Passu Collateral Agent to act as its agent with respect to the Common Collateral and for purposes of creating a Lien therein and perfection under the Uniform Commercial Code or applicable real estate laws as in effect in the relevant jurisdiction from time to time, as applicable, or any equivalent foreign legislation, with such powers as are specifically delegated to the Pari Passu Collateral Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto. The Pari Passu Collateral Agent shall not have a fiduciary relationship in respect of any Pari Passu Secured Party by reason of this Agreement or the exercise of any powers delegated to the Pari Passu Collateral Agent hereunder or under the Collateral Agreements.

(b) Each of the Pari Passu Secured Parties irrevocably authorizes the Pari Passu Collateral Agent, in such capacity, to take such action on such Pari Passu Secured Party’s behalf under the provisions of any Collateral Agreement as are expressly delegated to the Pari Passu Collateral Agent and to exercise such powers and perform such duties as are expressly delegated to the Pari Passu Collateral Agent by the terms thereof, together with such other powers as are reasonably incidental thereto. The Pari Passu Collateral Agent shall not have any duties or responsibilities, except those expressly set forth with respect to it in the Collateral Agreements, or any fiduciary relationship with any Pari Passu Secured Party.

(c) Each of the Pari Passu Secured Parties, by its acceptance hereof, hereby further designates and appoints the Pari Passu Collateral Agent its mortgagee trustee, and transfers to the Pari Passu Collateral Agent the respective rights of each other Pari Passu Secured Party to, at the written direction of the Controlling Party, receive, hold, administer and enforce the Mortgages, or any one of them, as trustee mortgagee on behalf of the Pari Passu Secured Parties, and to take such action as trustee mortgagee and to exercise such powers respecting the Mortgages as are delegated to a mortgagee under such Mortgages or by applicable law, together with such powers that are reasonably incidental thereto, in each case at the written direction of the Controlling Party. The Pari Passu Collateral Agent, as trustee mortgagee hereby declares that it accepts the trust hereby created for the limited purpose of holding the Mortgages and exercising remedies thereunder and agrees to perform such trust for the sole use and benefit of the Pari Passu Secured Parties on the terms set forth herein and upon execution and delivery of each respective Mortgage. In its capacity as trustee mortgagee, the Pari Passu Collateral Agent is entitled to all of the protections and indemnities of the Pari Passu Collateral Agent.

(d) Each Non-Controlling Secured Party acknowledges and agrees that the Pari Passu Collateral Agent shall be entitled, for the benefit of the Pari Passu Secured Parties, (i) to sell, transfer or otherwise dispose of or deal with any Common Collateral that is not prohibited by this Agreement and (ii) to act solely on the written instructions of the Controlling Party, in each case without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the Pari Passu Obligations with respect to the applicable Series. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Pari Passu Collateral Agent, the Controlling Party or any other Pari Passu Secured Party shall have any duty or obligation first to marshal or realize upon any type of Common Collateral (or any other collateral securing any of the Pari Passu Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Common Collateral (or any other collateral securing any Pari Passu Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Pari Passu Secured

Parties waives any claim it may now or hereafter have against the Pari Passu Collateral Agent or the Authorized Representative of any other Series of Pari Passu Obligations or any other Pari Passu Secured Party of any other Series arising out of (i) any actions that the Pari Passu Collateral Agent, any Authorized Representative or any Pari Passu Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Common Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Common Collateral and actions with respect to the collection of any claim for all or any part of the Pari Passu Obligations from any account debtor, guarantor or any other party) in accordance with the Collateral Agreements or any other agreement related thereto or to the collection of the Pari Passu Obligations or the valuation, use, protection or release of any security for the Pari Passu Obligations, (ii) any election by any Controlling Party or any holders of Pari Passu Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 4.11, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, any Grantor or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Pari Passu Collateral Agent shall not accept any Common Collateral in full or partial satisfaction of any Pari Passu Obligations without the consent of each Authorized Representative representing holders of Pari Passu Obligations for whom such collateral constitutes Common Collateral.

(e) Each of the Pari Passu Secured Parties, by its acceptance hereof, agrees that it will not propose, sponsor, support, vote in favor of or agree to (i) any Non-Conforming Plan of Reorganization or (ii) any Plan of Reorganization, directly or indirectly, that is pursuant to Section 1129(b)(1) of the Bankruptcy Code that has not been approved by the Majority Lenders (as defined in the Revolving Credit Agreement).

Section 3.2 Delegation of Duties. The Pari Passu Collateral Agent may execute any of its duties and exercise its rights and powers under this Agreement and the other Collateral Agreements by or through employees, agents or attorneys-in-fact and shall not be answerable to the Pari Passu Secured Parties. The Pari Passu Collateral Agent and any such agent or attorney may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article III shall apply to any such employee, agent or attorney and to the Affiliates of the Pari Passu Collateral Agent and any such agent or attorney. The Pari Passu Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it or its Affiliate with reasonable care.

Section 3.3 Rights as a Pari Passu Secured Party. The Person serving as the Pari Passu Collateral Agent hereunder shall have the same rights and powers in its capacity as a Pari Passu Secured Party under any Series of Pari Passu Obligations that it holds as any other Pari Passu Secured Party of such Series and may exercise the same as though it were not the Pari Passu Collateral Agent and the term “Pari Passu Secured Party” or “Pari Passu Secured Parties” or (as applicable) “Revolving Credit Agreement Secured Party”, “Revolving Credit Agreement Secured Parties”, “Notes Secured Party” or “Notes Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Pari Passu Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Grantor or any Subsidiary or other Affiliate thereof as if such Person were not the Pari Passu Collateral Agent hereunder and without any duty to account therefor to any other Pari Passu Secured Party. The Pari Passu Collateral Agent, in its individual capacity, is not obligated to be a Pari Passu Secured Party.

Section 3.4 Exculpatory Provisions.

(a) The Pari Passu Collateral Agent shall have no duties to the Pari Passu Secured Parties except those expressly set forth herein and in the Pari Passu Documents. Neither the Pari Passu Collateral Agent nor any of its officers, directors, employees or agents shall be liable to any Pari Passu Secured Party for any action taken or omitted by the Pari Passu Collateral Agent, its officers, directors, employees and agents, as the case may be, hereunder or in connection herewith, except to the extent caused by its or their gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Pari Passu Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties of any kind or nature to any Person, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Collateral Agreements that the Pari Passu Collateral Agent is required to exercise as directed in writing by the Controlling Party; provided that the Pari Passu Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose it to liability or that is contrary to any Pari Passu Document or applicable law;

(iii) shall not, except as expressly set forth herein and in the Collateral Agreements, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Pari Passu Collateral Agent or any of its Affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (A) with the consent or at the request of the Controlling Party or (B) in the absence of its own gross negligence or willful misconduct, which may include reliance in good faith on a certificate of an authorized officer of the Company stating that such action is permitted by the terms of this Agreement; and shall be deemed not to have knowledge of any Event of Default under any Series of Pari Passu Obligations unless and until written notice describing such Event Default is given by the Company or (as applicable) to the Pari Passu Collateral Agent by the Authorized Representative of such Pari Passu Obligations;

(v) shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other Collateral Agreement, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of

Default or other default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Collateral Agreement or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Agreements, (E) the value or the sufficiency of the Common Collateral or any other collateral for any Series of Pari Passu Obligations, (F) the satisfaction of any condition set forth in any Pari Passu Document, (G) the state of title to any property purportedly owned by the Company or any other Person, or (H) the percentage or other measurement of the Company’s or any other Person’s property which is subject to any Lien or security interest, other than to confirm receipt of items expressly required to be delivered to the Pari Passu Collateral Agent;

(vi) with respect to the Pari Passu Documents, may conclusively assume that the Grantors have complied with all of their obligations thereunder unless advised in writing by the Authorized Representative thereunder to the contrary specifically setting forth the alleged violation;

(vii) may conclusively rely on any certificate of an officer of the Company provided pursuant to Section 2.12;

(viii) whenever reference is made in any Pari Passu Document to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Pari Passu Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Pari Passu Collateral Agent, it is understood that in all cases the Pari Passu Collateral Agent shall be acting, giving, withholding, suffering, omitting, making or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) solely as directed in writing by the Controlling Party; this provision is intended solely for the benefit of the Pari Passu Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim under or in relation to any Pari Passu Document, or confer any rights or benefits on any party hereto or thereto;

(ix) notwithstanding any other provision of this Agreement or the Collateral Agreements to the contrary, the Pari Passu Collateral Agent shall not be liable for any indirect, incidental, consequential, punitive or special losses or damages, regardless of the form of action and whether or not any such losses or damages were foreseeable or contemplated;

(x) the Pari Passu Collateral Agent shall not be required to expend or risk any of its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder, and shall not be obligated to take any legal or other action hereunder, which might in its judgment involve or cause it to incur any expense or liability, unless it shall have been furnished with acceptable indemnification; and

(xi) may (and any of its Affiliates may) accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Grantor or any Subsidiary or Affiliate thereof as if such Person were not the Pari Passu Collateral Agent and without any duty to any other Pari Passu Secured Party, including any duty to account therefor.

(b) The Grantors agree that they shall defend and be jointly and severally liable to reimburse and indemnify the Pari Passu Collateral Agent for reasonable expenses actually incurred by the Pari Passu Collateral Agent on behalf of the Pari Passu Secured Parties in connection with the execution, delivery, administration and enforcement of this Agreement and from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, actual reasonable expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Pari Passu Collateral Agent, in any way relating to or arising out of this Agreement or any other document delivered in connection herewith or the transactions contemplated hereby, or the enforcement of any of the terms hereof, in each case, except to the extent caused by its gross negligence or willful misconduct. The obligations of the Grantors under this Section 3.4(b) shall survive payment of the Pari Passu Obligations and termination of this Agreement and all of the Pari Passu Documents.

(c) Each Pari Passu Secured Party acknowledges that, in addition to acting as the initial Pari Passu Collateral Agent, Bank of Montreal also serves as Revolving Credit Agreement Agent, and that Bank of Montreal or one or more of its Affiliates may have jointly arranged, syndicated, placed or otherwise participated in the facilities and indebtedness contemplated by the Revolving Credit Agreement and the Indenture, and each Pari Passu Secured Party hereby waives any right to make any objection or claim against Bank of Montreal, any of its Affiliates or its counsel (or any successor Pari Passu Collateral Agent or its counsel) based on any alleged conflict of interest or breach of duties arising from the Pari Passu Collateral Agent, Bank of Montreal or its Affiliates also serving in such other capacities. Any knowledge obtained by the Revolving Credit Agreement Agent or any Affiliate of Bank of Montreal regarding the Company, any Grantor or the nature of the transaction described herein, including a default or potential Event of Default shall not be imputed to the Pari Passu Collateral Agent.

Section 3.5 Reliance by Pari Passu Collateral Agent. The Pari Passu Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Pari Passu Collateral Agent also may conclusively rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Pari Passu Collateral Agent may consult with legal counsel, at the expense of the Company and Grantors (who may include, but shall not be limited to, counsel for the Company or counsel for the Revolving Credit Agreement Agent or the Trustee), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the written advice of any such counsel, accountants or experts.

Section 3.6 Resignation of Pari Passu Collateral Agent. The Pari Passu Collateral Agent may at any time give written notice of its resignation as Pari Passu Collateral Agent under this Agreement and the other Collateral Agreements to each Authorized Representative and the Company. Upon receipt of any such notice of resignation, the Controlling Party shall have the right (subject, unless an Event of Default relating to the commencement of an Insolvency or Liquidation Proceeding has occurred and is continuing, to the consent of the Company (not to be unreasonably withheld or delayed)) in consultation with the Company, to appoint a successor, which shall be a bank or trust company with an office in the United States, or an Affiliate of any such bank or trust company with an office in the United States. If no such successor shall have been so appointed by the Controlling Party and shall have accepted such appointment within 30 days after the retiring Pari Passu Collateral Agent gives notice of its resignation, then the retiring Pari Passu Collateral Agent may, on behalf of the Pari Passu Secured Parties, appoint a successor Pari Passu Collateral Agent meeting the qualifications set forth above (but without the consent of any other Pari Passu Secured Party or the Company); provided that if the Pari Passu Collateral Agent shall notify the Company and each Authorized Representative that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Pari Passu Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Collateral Agreements (except that in the case of any collateral security held by the Pari Passu Collateral Agent on behalf of the Pari Passu Secured Parties under any of the Collateral Agreements, the retiring Pari Passu Collateral Agent shall continue to hold such collateral security solely for purposes of maintaining the perfection of the security interests of the Pari Passu Secured Parties therein until such time as a successor Pari Passu Collateral Agent is appointed but with no obligation to take any further action at the request of the Controlling Party, any other Pari Passu Secured Parties or any Grantor) and (b) all payments, communications and determinations provided to be made by, to or through the Pari Passu Collateral Agent shall instead be made by or to each Authorized Representative directly, until such time as the Controlling Party appoints a successor Pari Passu Collateral Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Pari Passu Collateral Agent hereunder and under the Collateral Agreements, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Pari Passu Collateral Agent, and the retiring Pari Passu Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Collateral Agreements (if not already discharged therefrom as provided above in this Section). After the retiring Pari Passu Collateral Agent’s resignation hereunder and under the other Collateral Agreements, the provisions of this Article, Sections 9.7, 10.4, 10.5 and 10.6 of the Revolving Credit Agreement, and Section 11.09 of the Indenture shall continue in effect for the benefit of such retiring Pari Passu Collateral Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring Pari Passu Collateral Agent was acting as Pari Passu Collateral Agent. Upon any notice of resignation of the Pari Passu Collateral Agent hereunder and under the other Collateral Agreements, the Grantors agree to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Pari Passu Collateral Agent under the Collateral Agreements to the successor Pari Passu Collateral Agent as promptly as practicable.

Section 3.7 Collateral and Guaranty Matters. Each of the Pari Passu Secured Parties irrevocably authorizes the Pari Passu Collateral Agent, at the written direction of the Controlling Party:

(a) to release any Lien on any property granted to or held by the Pari Passu Collateral Agent under any Collateral Agreement in accordance with Section 2.12 or upon receipt of a written request from the Company stating that the releases of such Lien is permitted by the terms of each then extant Pari Passu Document; and

(b) to release any Grantor from its obligations under the Collateral Agreements upon receipt of a written request from the Company stating that such release is permitted by the terms of each then extant Pari Passu Document.

Section 3.8 Distributions and Consents. In making the distributions to the Agents provided for in Article II hereof and to the extent such distributions are entitled to the benefits of this Agreement, the Pari Passu Collateral Agent shall rely upon information supplied to it by each Authorized Representative with respect to the amounts of Pari Passu Obligations owing to the Pari Passu Secured Parties represented by such Authorized Representative. Each Authorized Representative hereby agrees, on three (3) Business Days’ telephonic, telecopy, email or similar notice from the Pari Passu Collateral Agent, to deliver to the Pari Passu Collateral Agent in writing, including by facsimile, a statement of the outstanding balance of the Pari Passu Obligations, if any, owing to such Pari Passu Secured Parties represented by such Authorized Representative as of the date or dates specified in such notice; provided, however, that if an Authorized Representative shall fail or refuse to provide the requested information within such time period, the Pari Passu Collateral Agent shall be entitled to rely on the written direction of the Controlling Party, and the Controlling Party may make any such determination or not make any determination, by such method as the Controlling Party may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. The Pari Passu Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made in accordance with the provisions of this Section 3.8 (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Pari Passu Secured Party or any other person as a result of such determination in the absence of the Pari Passu Collateral Agent’s gross negligence or willful misconduct.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

Section 4.2 Pari Passu Secured Party Credit Decision. Each Pari Passu Secured Party acknowledges that it has not relied upon the Pari Passu Collateral Agent or any other Pari Passu Secured Party in making any credit analysis or decision to enter into this Agreement. The Pari Passu Collateral Agent makes no representations or warranty with respect to the foregoing. Each Pari Passu Secured Party also acknowledges that it will not rely upon the Pari Passu Collateral Agent or any other Pari Passu Secured Party in the future in making any credit decisions or in taking or not taking action under this Agreement

Section 4.3 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one agreement, and shall constitute a binding agreement when executed by each of the parties hereto. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

Section 4.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto including any assignees of the Pari Passu Obligations. Each Pari Passu Secured Party agrees that it will not assign any of the Pari Passu Obligations absent an acknowledgment by the assignee thereof of the terms of this Agreement, provided that the failure of any Pari Passu Secured Party to obtain such acknowledgment shall not affect the effectiveness of the immediately preceding sentence.

Section 4.5 Amendments to Agreement and Documentation.

(a) Subject to clauses (b) and (c) below, this Agreement may be amended only in a writing executed by the Pari Passu Collateral Agent, each Authorized Representative and, with respect to any amendment that increases the obligations or reduces the rights of any Grantor hereunder, such Grantor. Neither this Section 4.5, nor any other provision of this Agreement, shall in any way limit the ability of any Pari Passu Secured Party to waive, amend or otherwise modify any document relating to the Pari Passu Obligations (including, without limitation, increasing the respective amounts thereof).

(b) Notwithstanding clause (a) above, but subject to Sections 2.11 and 2.12, each Pari Passu Secured Party agrees that the Pari Passu Collateral Agent may enter into any amendment, supplement, consent, waiver, modification or termination with respect to any Collateral Agreement (including to release Liens securing any Pari Passu Obligations), at the written direction of the Controlling Party, in each case, without notice to, or the consent of any Pari Passu Secured Party; provided, however, that such amendment, supplement, consent, waiver, modification or termination shall not be effective if the effect thereof would be to (i) except as set forth below under Section 4.11, subordinate the Liens of such Pari Passu Secured Party in the Common Collateral to any other Lien in the Common Collateral (other than Permitted Liens that, under the terms of Pari Passu Documents with respect to such Series are entitled to rank senior in priority to the Liens securing the Pari Passu Obligations of such Series), (ii) effect any changes in the application of proceeds of the Common Collateral in Section 2.5 that would adversely affect such Pari Passu Secured Party or (iii) make any change in provisions dealing with the required vote of holders of the Pari Passu Obligations of such Pari Passu Secured Party required to approve any amendment or waiver. In determining whether an amendment, supplement, consent, waiver, modification or termination with respect to any Collateral Agreement is permitted by this Section 4.5(b), the Pari Passu Collateral Agent may in good faith conclusively rely on a certificate of an officer of the Company stating that such amendment, supplement, consent, waiver, modification or termination is permitted by this Section 4.5(b).

(c) Notwithstanding the other provisions of this Section 4.5, each Authorized Representative and the Pari Passu Collateral Agent (acting upon the written direction of the Controlling Party) may amend or supplement this Agreement without the consent of any other Pari Passu Secured Party: (i) to cure any ambiguity, defect or inconsistency; (ii) to make any change that would provide any additional rights or benefits to the Pari Passu Secured Parties; (iii) to make, complete or confirm any grant of Common Collateral permitted or required by this Agreement or any of the Collateral Agreements; and (iv) to provide for additional obligations of the Grantors or Liens securing such obligations to the extent permitted by the terms of the Pari Passu Documents and not otherwise in contravention of this Agreement; provided that if any such amendment or supplement increases the obligations or reduces the rights of any Grantor hereunder, such Grantor shall also have consented to such amendment or supplement.

Section 4.6 Termination. Subject to Section 2.14, this Agreement shall terminate upon the Discharge of Revolving Credit Agreement Obligations and the Discharge of all Pari Passu Obligations, as evidenced in a writing furnished to the Pari Passu Collateral Agent by the Controlling Party.

Section 4.7 Cooperation/Transfer.

(a) Each party hereto agrees to cooperate fully with the other parties hereto, in the exercise of its reasonable judgment, to the end that the terms and provisions of this Agreement may be promptly and fully carried out. Each party hereto also agrees, from time to time, to execute and deliver any and all other agreements, documents or instruments and to take such other actions, all as may be reasonably necessary or desirable to effectuate the terms, provisions and intent of this Agreement.

(b) In connection with an assignment of all, or of a proportionate part of all, of any Pari Passu Secured Party’s right, title and interest under any Pari Passu Document, as the case may be, to any bank, insurance company, other financial institution or other Person (the “Transferee”), such Transferee shall become a Pari Passu Secured Party hereunder immediately upon such assignment without further act on the part of any person, and by the acceptance of such assignment such Transferee agrees to be bound by the terms hereof as if originally bound hereunder as a Pari Passu Secured Party.

Section 4.8 No Waiver. No failure or delay on the part of any Pari Passu Secured Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

Section 4.9 Notices. All written communications provided for hereunder shall be in English and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, and addressed to such party at the address specified on its signature page hereto and, as applicable, at the address set forth in Section 4 of the applicable Joinder Agreement, or as such party may otherwise provide in writing to the other parties from time to time. Any notice to a Grantor shall be given to such Grantor care of the Company, at the address of the Company specified on its signature page hereto, or such other address of the Company as the Company may otherwise provide in writing to the other parties from time to time.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by written notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by facsimile, in each case, delivered, sent or mailed (properly addressed) to such party as provided in this Section 4.9 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 4.9.

Section 4.10 No Third Party Beneficiary. No Person other than the parties hereto shall have or be entitled to assert any rights or benefits under this Agreement. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Pari Passu Secured Parties in relation to one another. Except as expressly provided in this Agreement, none of the Company, any other Grantor, any other Subsidiary of the Company or any other creditor of any of the foregoing shall have any rights or obligations hereunder, and none of the Company, any other Grantor or any other Subsidiary of the Company may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay any Pari Passu Obligations owed by such Grantor as and when the same shall become due and payable in accordance with their terms.

Section 4.11 Bankruptcy Filing.

(a) The provisions of this Agreement shall continue in full force and effect both before and after the filing of any petition by or against any Grantor under any Bankruptcy Law. If any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing, which, for the avoidance of doubt, may include a roll-up of the Revolving Credit Agreement Obligations (“DIP Financing”) to be provided by one or more lenders, which, for the avoidance of doubt, may include the Revolving Credit Agreement Secured Parties (the “DIP Lenders”), under Section 364 of the Bankruptcy Code or the use of cash collateral or the sale of property that constitutes Common Collateral under Section 363 of the Bankruptcy Code, each Pari Passu Secured Party (other than any Controlling Secured Party or any Authorized Representative of any Controlling Secured Party) agrees that it will raise no objection to, nor support any Person objecting to, and shall be deemed to have consented to, any such financing or to the Liens on the Common Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral or sale that constitutes Common Collateral (including any bid or sale procedure in respect thereof), unless any Controlling Secured Party, or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral or sale of Common Collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Common Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will consent to the subordination of its Liens with respect to such Common Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Pari Passu Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Common Collateral granted to secure the Pari Passu Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Common Collateral as set forth herein), in each case so long as (A) such DIP Financing documentation or cash collateral order does not require any Grantor to propose a specific Plan of Reorganization or to liquidate or sell substantially all of its assets prior to the occurrence of an event of default thereunder, (B) the Pari Passu Secured Parties of each Series retain the benefit of their Liens on all such Common Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Pari Passu Secured Parties (other than any Liens of the Pari Passu Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (C) the Pari Passu Secured Parties of each Series are granted Liens on any additional collateral pledged to any Pari Passu Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the Pari Passu Secured Parties as set forth in this Agreement, (D) if any amount of such DIP Financing or cash collateral is applied to repay any of the Pari Passu Obligations, such amount is applied pursuant to Section 2.5 of this Agreement, and (E) if any Pari Passu Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.5 of this Agreement; provided that the Pari Passu Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any assets subject to Liens in favor of the Pari Passu Secured Parties of such Series that shall not constitute Common Collateral; provided, further, that all Pari Passu Secured Parties shall have the right to seek and receive the adequate protection permitted by this Section 4.11; and provided, further, that all Pari Passu Secured Parties receiving adequate protection shall not object to (or support any other party in objecting to) any other Pari Passu Secured Party receiving adequate protection comparable to any adequate protection of any kind or type (including Liens, claims or cash payments) granted to such Pari Passu Secured Parties in connection with a DIP Financing or use of cash collateral, it being understood that such adequate protection in the form of Liens shall be of the same priority as set forth in Section 2.2.

(b) Nothing in this Agreement shall limit the rights of any Non-Controlling Secured Parties to (i) file claims in any such Insolvency or Liquidation Proceeding, (ii) respond to or contest claims seeking the disallowance of, the valuation of, or challenges to the perfection or the priority of, Pari Passu Obligations or a Lien securing such Pari Passu Obligations or otherwise make any agreements or file any motions or objections pertaining to the claims of the Note Secured Parties, in each case not in violation of the specific terms of this Agreement; (iii) subject to Section 3.1(e), vote on a plan proposed in any Bankruptcy Case; (iv) take action to create, perfect, preserve or protect their lien, so long as such actions are not adverse to the other liens securing Pari Passu Obligations or the rights of the Controlling Party or any Controlling Secured Parties to exercise remedies any other Pari Passu Document; and (v) make any election permitted under 11 USC § 1111(b), (vi) file any pleadings, objections or motions in any Insolvency or Liquidation Proceeding that assert rights or interests available to unsecured creditors of any Grantor arising under applicable law, but in each case provided that no such action is otherwise in violation of the specific terms of this Agreement (it being understood that, without limiting the generality of the foregoing, (A) no objection to any DIP Financing or use of cash collateral by any Non-Controlling Secured Parties shall be permissible other than in accordance with Section 4.11(a) above and (B) no objection by any Non-Controlling Secured Party to any sale or other disposition of any Common Collateral under Section 363 of the Bankruptcy Code in any Insolvency or Liquidation Proceeding supported (or not objected to) by the Controlling Party or by the Controlling Secured Parties shall be permissible other than on the ground, in accordance with clause (viii) of this Section 4.11(b), that the Non-Controlling Secured Parties are being denied the opportunity to make (and intend and have the financial wherewithal to make) a bid for the subject Common Collateral in excess of the proposed purchase price in the subject transaction, which bid will result in the Discharge of Revolving Credit Agreement Obligations in accordance with clause (viii) of this Section 4.11(b)), (vii) take any action to value the Common Collateral in any Insolvency or Liquidation Proceeding, and (viii) in the case of a sale or other disposition of any Common Collateral free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code, make a cash bid or credit bid for such property (provided that any such credit bid may only be made if the Discharge of Revolving Credit Agreement Obligations has occurred or will occur concurrently as a result of a cash bid for such property in addition to such credit bid).

(c) In the event that any Pari Passu Secured Party becomes a judgment Lien creditor as a result of its enforcement of its rights as an unsecured creditor, such judgment Lien shall be subject to the terms of this Agreement for all purposes to the same extent as all other Liens securing the Pari Passu Obligations subject to this Agreement.

Section 4.12 Refinancings. The Pari Passu Obligations of any Series may be Refinanced in whole, but not in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Pari Passu Document) of any other Pari Passu Secured Party, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative for the holders of such Refinancing Indebtedness (if not already a party hereto in such capacity) shall have executed a Joinder Agreement on behalf of the holders of such Refinancing Indebtedness.

Section 4.13 Appointment of Pari Passu Collateral Agent. Each Pari Passu Secured Party hereby irrevocably appoints Bank of Montreal, to act on its behalf as the Pari Passu Collateral Agent hereunder.

Section 4.14 Insurance. As between the Pari Passu Secured Parties, the Controlling Party, acting at the direction of the applicable Authorized Representative, shall have the right to adjust or settle any insurance policy or claim covering or constituting Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral.

Section 4.15 Separate Classification. It is acknowledged and agreed that:

(a) the Revolving Credit Agreement Obligations, including in respect of Common Collateral, constitute claims separate and apart (and of a different nature) from any other Pari Passu Obligations of the Company and each other Grantor, including in respect of the Common Collateral; and

(b) because of, among other things, their differing payment terms, their differing covenant rights, and their differing rights in the Common Collateral (including vis-à-vis any Grantor and/or in directing the exercise of any rights in and remedies against the Collateral), the Revolving Credit Agreement Obligations are fundamentally different and distinct from (and substantially dissimilar, within the meaning of Section 1122 of the Bankruptcy Code, to) any and all other Pari Passu Obligations and must be separately classified in any Plan of Reorganization, proposed or confirmed in an Insolvency or Liquidation Proceeding and the Pari Passu Obligations of any Series must be separately classified in any such plan from the Pari Passu Obligations of any other Series.

Section 4.16 Specific Performance. Each Authorized Representative party hereto may demand specific performance of this Agreement. Each Authorized Representative party hereto, on behalf of itself and its respective Pari Passu Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any Controlling Party.

Section 4.17 Information Concerning Financial Condition of the Company and the other Grantors. Each Pari Passu Secured Party (other than the Trustee) shall be responsible for keeping itself informed of (i) the financial condition of the Company and the other Grantors and all endorsers and/or guarantors of its Pari Passu Obligations and (ii) all other circumstances bearing upon the risk of nonpayment of its Pari Passu Obligations. Without limiting the generality of the foregoing, no Controlling Party or Pari Passu Secured Parties shall have any responsibility for keeping any other party to this Agreement informed of (a) the financial condition of the Company and the other Grantors and all endorsers and/or guarantors of any of the Pari Passu Obligations or (b) any other circumstances bearing upon the risk of nonpayment of any of the Pari Passu Obligations. No Controlling Party or Pari Passu Secured Parties shall have any duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any Controlling Party or any Pari Passu Secured Party, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it or they shall be under no obligation (w) to make, and no Controlling Party or Pari Passu Secured Party (as the case may be) shall be deemed to have made any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential. Without limiting the generality of the other provisions of this Agreement, any Controlling Party shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or internet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Such Controlling Party also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Such Controlling Party may consult with legal counsel (who may be counsel for the Pari Passu Collateral Agent or any Authorized Representative or any Grantor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 4.18 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 4.19 Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

Section 4.20 Submission to Jurisdiction; Waiver of Jury Trial.

(a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER PARI PASSU DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREUNDER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HEREUNDER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER ANY PARTY HEREUNDER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER PARI PASSU DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER ANY PARTY HEREUNDER. EACH OF THE PARTIES HEREUNDER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, IN THE MANNER PROVIDED FOR NOTICES IN SECTION 4.9, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH DELIVERY. EACH OF THE PARTIES HEREUNDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER PARI PASSU DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARI PASSU SECURED PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PARTY HEREUNDER IN ANY OTHER JURISDICTION.

(b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER PARI PASSU DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM

(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER PARI PASSU DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 4.21 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any other Pari Passu Document, the provisions of this Agreement shall govern.

Section 4.22 Additional Guarantors’ Consent. If after the date hereof any Subsidiary of the Company or any Restricted Subsidiary becomes a Guarantor under any Pari Passu Document that was not a Guarantor as of the date hereof, such Guarantor shall execute and deliver a Joinder Consent Agreement.

Section 4.23 Acknowledgment of Authorized Representatives and Agents. Each Authorized Representative and each other Agent acknowledges and agrees that each of the Pari Passu Collateral Agent and the other Pari Passu Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability, or enforceability of any of the Pari Passu Documents, the ownership of any Common Collateral, or the perfection or priority of any Liens thereon. Except as otherwise expressly provided herein, the Pari Passu Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the applicable Pari Passu Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Pari Passu Collateral Agent and the other Pari Passu Secured Parties shall have no duty to any other Pari Passu Secured Parties to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an Event of Default or default under any agreements with any Grantor (including the Pari Passu Documents), regardless of any knowledge thereof that they may have or be charged with.

Section 4.24 Amendment and Restatement. The parties hereto hereby agree that this Agreement amends and restates the Existing Intercreditor Agreement in its entirety, and after giving effect to such amendment and restatement (i) the Existing Trustee shall cease to be a party to this Agreement and shall have no rights or obligations hereunder (other than any rights under the Existing Intercreditor Agreement that expressly survive the termination thereof) and (ii) the obligations of the Company and the other Grantors under the Existing Indenture shall cease to constitute “Notes Obligations” and “Pari Passu Obligations” under this Agreement and the Collateral Agreements.

Section 4.25 Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings related to the subject matter hereof.

Section 4.26 The Trustee. The Trustee shall have all of the rights (including indemnification rights), powers, benefits, privileges, protections, indemnities and immunities granted to the Trustee under the Indenture, all of which are incorporated herein mutatis mutandis.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

BANK OF MONTREAL, as Pari Passu Collateral Agent

By:	/s/ JAMES V. DUCOTE
Name: James V. Ducote
Title: Managing Director

Address:

700 Louisiana, Suite 2100
Houston, Texas 77002
Facsimile: 713-223-4007
Attention: James V. Ducote

[Signature Page to Amended and Restated Priority Lien Intercreditor Agreement]

BANK OF MONTREAL, as Revolving Credit Agreement Agent

By:	/s/ JAMES V. DUCOTE
Name: James V. Ducote
Title: Managing Director

Address:

700 Louisiana, Suite 2100
Houston, Texas 77002
Facsimile: 713-223-4007
Attention: James V. Ducote

[Signature Page to Amended and Restated Priority Lien Intercreditor Agreement]

Solely for purposes of Section 4.24 of this Agreement:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Existing Trustee

By:	/s/ PAUL H. KIM
Name: Paul H. Kim
Title: Assistant General Counsel

Address:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
T: 718.921.8200
Attention: Corporate Trust Department

with a copy to:

American Stock Transfer & Trust Company, LLC
48 Wall Street, 22nd Floor
New York, NY 10005
T: 718.921.8183
Attention: Legal Department

[Signature Page to Amended and Restated Priority Lien Intercreditor Agreement]

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Trustee

By:	/s/ PAUL H. KIM
Name: Paul H. Kim
Title: Assistant General Counsel

Address:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
T: 718.921.8200
Attention: Corporate Trust Department

with a copy to:

American Stock Transfer & Trust Company, LLC
48 Wall Street, 22nd Floor
New York, NY 10005
T: 718.921.8183
Attention: Legal Department

[Signature Page to Amended and Restated Priority Lien Intercreditor Agreement]

COMSTOCK RESOURCES, INC.

By:	/s/ ROLAND O. BURNS
Name: Roland O. Burns
Title: President

COMSTOCK OIL & GAS GP, LLC,

By: Comstock Resources, Inc., its sole member

By:	/s/ ROLAND O. BURNS
Name: Roland O. Burns
Title: President

COMSTOCK OIL & GAS INVESTMENTS, LLC

By: Comstock Resources, Inc., its sole member

By:	/s/ ROLAND O. BURNS
Name: Roland O. Burns
Title: Manager

[Signature Page to Amended and Restated Priority Lien Intercreditor Agreement]

COMSTOCK OIL & GAS, LP,

By: Comstock Oil & Gas GP, LLC, its general partner

By: Comstock Resources, Inc., its sole member

By:	/s/ ROLAND O. BURNS
Name: Roland O. Burns
Title: President

COMSTOCK OIL & GAS HOLDINGS, INC.

By:	/s/ ROLAND O. BURNS
Name: Roland O. Burns
Title: President

COMSTOCK OIL & GAS—LOUISIANA, INC.

By:	/s/ ROLAND O. BURNS
Name: Roland O. Burns
Title: President

Address for each Grantor:

5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
Attn: Roland O. Burns

[Signature Page to Amended and Restated Priority Lien Intercreditor Agreement]

SCHEDULE I

[FORM OF] JOINDER CONSENT AND AGREEMENT

Pursuant to this Joinder Consent and Agreement, dated as of                 , 20    , the undersigned hereby consents to and agrees to be bound by all of the terms and provisions of the Amended and Restated Priority Lien Intercreditor Agreement, dated as of September 6, 2016, among Bank of Montreal, as Pari Passu Collateral Agent and Revolving Credit Agreement Agent, American Stock Transfer & Trust Company, LLC, as Trustee, Comstock Resources, Inc., a Nevada corporation, and each other Grantor (as defined therein) and party signatory thereto from time to time (as the same may be amended, restated, supplemented, waived or otherwise modified from time to time in accordance with its terms, the “Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

[ ]

By:
Name:
Title:

[Signature Page to Amended and Restated Priority Lien Intercreditor Agreement]

EXHIBIT A

[FORM OF]

JOINDER AGREEMENT TO AMENDED AND RESTATED

PRIORITY LIEN INTERCREDITOR AGREEMENT

Reference is made to the Amended and Restated Priority Lien Intercreditor Agreement, dated as of September 6, 2016, among Bank of Montreal, as Pari Passu Collateral Agent and Revolving Credit Agreement Agent, American Stock Transfer & Trust Company, LLC, as Trustee, Comstock Resources, Inc., a Nevada corporation and each other Grantor (as defined therein) and party signatory thereto from time to time (as the same may be amended, restated, supplemented, waived or otherwise modified from time to time in accordance with its terms, the “Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

This Joinder Agreement, dated as of                     , 20     (this “Joinder Agreement”), is being delivered pursuant to Section 4.12 of the Intercreditor Agreement in connection with the incurrence of the indebtedness for which the undersigned is acting as agent being entitled to the benefits of being Pari Passu Obligations under the Intercreditor Agreement.

1.

Joinder. The undersigned,                     , a                      (the “New Authorized Representative”) as [trustee, administrative agent] under that certain [describe new Pari Passu Obligations] (the “Series of Pari Passu Obligations”) hereby agrees to become party as an Authorized Representative and a Pari Passu Secured Party under the Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms, conditions and provisions of the Intercreditor Agreement as fully as if the undersigned had been an original signatory thereto. Upon the acknowledgment by the Company of this Joinder, the [describe the document governing such new Pari Passu Obligations] will be designated as a Refinancing of the [Notes Obligations][Revolving Credit Agreement Obligations].

2.

Lien Sharing and Priority Confirmation. The undersigned New Authorized Representative, on behalf of itself and each Person to which such Series of Pari Passu Obligations are owed from time to time (together with the New Authorized Representative, the “New Pari Passu Secured Parties”), hereby agrees, for the enforceable benefit of all existing and future Authorized Representative and each existing and future other Pari Passu Secured Party, that:

(a)

all Pari Passu Obligations will be and are secured equally and ratably by all Liens granted to the Pari Passu Collateral Agent on the Pari Passu Collateral, for the benefit of the Pari Passu Secured Parties, which are at any time granted by any Grantor to secure any Pari Passu Obligations, and that all Liens on the Pari Passu Collateral granted pursuant to the Collateral Agreements will be enforceable by the Pari Passu Collateral Agent for the benefit of all Pari Passu Secured Parties equally and ratably, in each case, pursuant to and subject to the terms of the Intercreditor Agreement;

(b)

the New Authorized Representative and each other New Pari Passu Secured Party is bound by the terms, conditions and provisions of the Intercreditor Agreement and the Collateral Agreements, including, without limitation, the provisions relating to the ranking of Liens and the order of application of proceeds from the enforcement of Liens; and

(b)	the New Authorized Representative shall perform its obligations under the Intercreditor Agreement and the Collateral Agreements.

3.

Appointment of Pari Passu Collateral Agent. The New Authorized Representative, on behalf of itself and the New Pari Passu Secured Parties, hereby (a) irrevocably appoints Bank of Montreal, as Pari Passu Collateral Agent for purposes of the Intercreditor Agreement and the Collateral Agreements, (b) irrevocably authorizes each of the Pari Passu Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Pari Passu Collateral Agent in the Intercreditor Agreement and the Collateral Agreements, together with such actions and powers as are reasonably incidental thereto, and authorizes the Pari Passu Collateral Agent to execute any Collateral Agreements on behalf of all Pari Passu Secured Parties and to take such other actions to maintain and preserve the security interests granted pursuant to any Collateral Agreements, and (c) acknowledges that it has received and reviewed the Intercreditor Agreement and the Collateral Agreements and hereby agrees to be bound by the terms and provisions thereof. The New Authorized Representative, on behalf of the New Pari Passu Secured Parties, and the Pari Passu Collateral Agent, on behalf of the existing Pari Passu Secured Parties, each hereby acknowledges and agrees that the Pari Passu Collateral Agent in its capacity as such shall be agent on behalf of the New Authorized Representative and on behalf of all other Pari Passu Secured Parties in accordance with the terms and provisions of the Intercreditor Agreement and the Collateral Agreements.

4.

Address of Additional Authorized Representative. The address of the New Authorized Representative in respect of the Pari Passu Obligations for purposes of all notices and other communications hereunder and under the Intercreditor Agreement is             , Attention of its                          (Facsimile No. is                         , E-mail address is                             ).

5.

Counterparts. This Joinder Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Joinder Agreement by facsimile or PDF via electronic transmission shall be as effective as delivery of a manually signed counterpart of this Joinder Agreement. Signatures of the parties hereto transmitted by facsimile or PDF via electronic transmission shall be deemed to be their original signatures for all purposes.

6.	Governing Law. THIS JOINDER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

Exhibit A-2

7.	Miscellaneous. All of the provisions of Article IV of the Intercreditor Agreement shall apply with like effect to this Joinder Agreement.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

Exhibit A-3

IN WITNESS WHEREOF, the New Authorized Representative has caused this Joinder Agreement to be duly executed by its authorized representative, and the Company has caused the same to be accepted by its authorized representative, as of the day and year first above written.

[NEW AUTHORIZED REPRESENTATIVE]

By:
Name:
Title:

Acknowledged and agreed:

COMSTOCK RESOURCES, INC.

By:
Name:
Title:

[Signature Page to Joinder Agreement to Amended and Restated Priority Lien Intercreditor Agreement]

The Pari Passu Collateral Agent acknowledges receipt of this Joinder Agreement and will act as the Pari Passu Collateral Agent with respect to the Series of Pari Passu Obligations specified herein in accordance with the terms and provisions of the Intercreditor Agreement and the Collateral Agreements.

Dated: _______________._____, 20___

BANK OF MONTREAL, as Pari Passu Collateral Agent

By:
Name:
Title

[Signature Page to Joinder Agreement to Amended and Restated Priority Lien Intercreditor Agreement]